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                                                                   EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 and related Prospectus of Hypertension Diagnostics, Inc. for the registration of 2,752,192 Redeemable Class B Warrants and 2,752,192 shares of its Common Stock and to the incorporation by reference therein of our report dated August 11, 2000, with respect to the financial statements of Hypertension Diagnostics, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000, as amended, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 23, 2001